UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2007
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada (Address of principal executive offices)	L7L 6Z8 (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 2, 2007, Waste Services, Inc. announced that it had completed transactions to acquire Allied Waste’s South Florida operations and to sell its Arizona operations to Allied Waste. The South Florida operations consist of a collection company, a transfer station and a materials recovery facility, all providing service in Miami-Dade County. The transaction closed effective March 31, 2007. The consideration paid for the South Florida operations was $64 million in cash and the sale price of the Arizona operations was $53 million in cash, adjusted for assets disposed of since execution of the agreement. A copy of the press release is furnished as an exhibit to this Form 8-K.
Item 2.03(a) Creation of a Direct Financial Obligation.
     The company also announced its intention to increase the term loans under its existing senior credit facility by $50 million, as well as obtain lender consents for certain other modifications to the credit agreement.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.
     99.1 April 2, 2007 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC .
	By:	/s/ Ivan R. Cairns
Ivan R. Cairns
April 2, 2007		Executive Vice President and General Counsel Date: